Exhibit 99.1

For Immediate Release

Investors Community Bank names Seifert to Board of Directors

MANITOWOC, WI, November 19, 2015 – Investors Community Bank, a subsidiary of County Bancorp, Inc. (NASDAQ: ICBK), announced the appointment of Kathi Seifert to serve as a member of the bank’s Board of Directors effective January, 2016. She will also be nominated to serve on the County Bancorp, Inc. board at the 2016 annual shareholders meeting.

Seifert, the current president and owner of Katapult, LLC, in Neenah, retired as Executive Vice President for Kimberly-Clark Corporation after 26 years at the company (leading the company’s personal care business and sales organization). Prior to Kimberly-Clark, Seifert was employed by Fort Howard Paper Company as Assistant Product Manager Consumer Products, Beatrice Foods as Distribution Analyst Sana Division and Procter & Gamble as Market Research Supervisor.

She was named to Fortune magazine's list of the 50 Most Powerful Women in Business and Forbes.com's annual list of "America's Top Businesswomen."

"We are very pleased to have Kathi join the Investors Community Bank board of directors," said Tim Schneider, CEO and co-founder of Investors Community Bank. "Her impressive credentials and business acumen will be a great asset to our growing organization, and we look forward to her contributions."

Seifert also currently serves as a member of the board of directors of Eli Lilly and Company, Lexmark, Inc., Appvion, Fox Cities Building for the Arts, Fox Cities Chamber of Commerce, Community Foundation for the Fox Valley Region, Riverview Gardens, and New North, Inc., an economic development collaboration for Northeastern Wisconsin.

She is a past board member for Revlon Consumer Products Corporation, Supervalu, Albertsons, Aid Association for Lutherans, U.S. Fund for UNICEF, Wisconsin Children’s Trust Fund, University of Wisconsin-Oshkosh Chancellor’s Council of Advisors, State of Wisconsin Superintendent’s Blue Ribbon Commission on Arts Education, Wisconsin International Trade Council, ThedaCare, and the Fox Cities Performing Arts Center.

Seifert earned a Bachelor of Science from Valparaiso University in marketing and management in 1971. She also received an honorary Doctorate from University of Wisconsin Oshkosh in 2014.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on Northeastern and Central Wisconsin.  Our customers are served from our full-service locations in Manitowoc and Stevens Point, and our loan production offices in Darlington, Eau Claire, and Fond du Lac.

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Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking information contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent SEC filings.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

Media Contact

Laura Wiegert, Marketing Director

Investors Community Bank

Phone: (920) 645-6112

Email: lwiegert@investorscommunitybank.com